EXHIBIT 10.10


                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "Agreement") is entered into on February 3, 2004, by and between Savoy Capital Investments, Inc., a Colorado corporation whose U.S. executive offices are located at 18826 Pagentry Place, Monument, Colorado 80132 (the "Company"), and Mr. Andrew N. Peterie, Sr., whose address is 1440 Allen Lane, Tatum, Texas 75691 (the "Consultant").

     WHEREAS, the Company desires to accomplish a smooth transition from a small, publicly-traded mortgage company headed by the Consultant to a mining and gemstone exploration, development and production company with operations in Madagascar, China and elsewhere whose securities are widely-held.

     WHEREAS, the Consultant has specialized knowledge of the Company's operations during the period from October 1998 through the date of his resignation as an executive officer and director on January 2, 2004, and an amicable relationship with the Company's U.S. shareholder base.

     WHEREAS, the Consultant has general knowledge of finance and management as a result of his service as a member of management of a number of U.S. banking institutions and general knowledge of U.S. capital markets and securities regulations as a result of his founding and/or management of a number of publicly-traded, U.S. corporations.

     WHEREAS, the Company recognizes that the Consultant can contribute to the accomplishment of the transition described above and the ongoing management, development and expansion of the Company.

     WHEREAS, the Company believes it to be important, both to the future prosperity of the business and to the Company's general interest, to retain the Consultant as a consultant to the Company and have the Consultant available to the Company for consulting services in the manner and subject to the terms, covenants and conditions set forth herein.

     WHEREAS, in order to accomplish the foregoing, the Company and the Consultant desire to enter into this Agreement to provide certain assurances as set forth herein.

     NOW, THEREFORE, in view of the foregoing and in consideration of the premises and mutual representations, warranties, covenants, and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Retention. The Company hereby retains the Consultant during the Consulting Period (as defined in Section 2. below), and the Consultant hereby agrees to be so retained by the Company, all subject to the terms and provisions of this Agreement.

     2. Consulting Period. The Consulting Period shall commence on January 1, 2004, and terminate no earlier than June 30, 2004.

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     3. Duties of Consultant. During the Consulting Period, the Consultant shall use reasonable and best efforts to perform those actions and responsibilities necessary to: (a) assist the Company in the accomplishment of a smooth transition from a small, publicly-traded mortgage company to a mining and gemstone exploration, development and production company with operations in Madagascar, China and elsewhere whose securities are widely-held; and (b) provide such advice and suggestions to management of the Company as may be requested from time-to-time so as to assist in the management, development and expansion of the Company. For purposes of this Section 3, such actions and responsibilities shall include, but not be limited to, making available to the new management of the Company the Consultant's specialized knowledge of the Company's operations during the period from October 1998 through the date of his resignation on December 31, 2003; acting as a liaison with regard to communications between the Company and its U.S. shareholder base; and making available to the Company the Consultant's general knowledge of finance, management and U.S. capital markets and securities regulations gained as a result of his prior service as a management member of U.S. banking institutions and founder and/or manager of publicly-traded, U.S. corporations.

     The Consultant shall perform such services diligently and to the best of his ability. The Consultant shall report to the President of the Company. The Consultant shall give advice and present various suggestions to the Company; however, the Company shall be under no obligation to accept such advice and suggestions.

     4. Other Activities of Consultant. The Company recognizes that the Consultant shall perform only those services that are reasonably required to accomplish the goals and objectives set forth herein. The Consultant shall provide services to other businesses and entities other than the Company. The Consultant shall be free to, directly or indirectly, own, manage, operate, control, finance, acquire or invest or participate in (collectively, be "Affiliated" with) any business or enterprise engaged in any business, including, but not limited to, any business that is the same as, substantially similar to or otherwise competitive with, adverse or otherwise, related to the Company. The Consultant may be Affiliated with any entity that may provide services to the Company. In the event that the Consultant is Affiliated with any entity that proposes to deal with the Company, Consultant shall disclose the nature of such relationship to the Company prior to the Company making any decision, and shall obtain the approval of the Company, which approval shall be conclusively deemed granted upon written notice from the President of the Company, or his, or the Company's, designated representative. The Company hereby waives any conflict of interest that may arise from a relationship between the Consultant and any entity with which the Consultant is Affiliated.

     5. Compensation. In consideration for the Consultant entering into this Agreement, the Company shall pay the Consultant on the date of the execution of this Agreement the sum of $35,000 by wire transfer to the attorney's (COLTAF) trust account, number 825959843, of Patricia Cudd, Attorney at Law, at KeyBank, N.A., Denver, Colorado.

     6. Termination. The Company may terminate the Consulting Period upon written notice.

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     7. Notice. Any notice required, permitted or desired to be given, pursuant to any of the provisions of this Agreement, shall be deemed to have been sufficiently given or served for all purposes if delivered in person or sent via certified mail, return receipt requested, postage and fees prepaid, or by national overnight delivery prepaid service to the parties at their addresses set forth below. Any party hereto may, at any time and from time to time hereinafter, change the address to which notice shall be sent hereunder by notice to the other party given under this paragraph. The date of the giving of any notice sent via mail shall be the day two days after the posting of the mail, except that notice of an address change shall be deemed given when received. The addresses of the parties are as follows:

         To the Company:                          To the Consultant:
         Savoy Capital Investments, Inc.          Andrew N. Peterie, Sr.
         18826 Pagentry Place                     1440 Allen Lane
         Monument, Colorado 80132                 Tatum, Texas 75691

     8. Waiver. No course of dealing, nor any delay on the part of either party in exercising any rights hereunder, will operate as a waiver of any rights of such party. No waiver of any default or breach of this Agreement or application of any term, covenant or provision hereof, shall be deemed a continuing waiver, or a waiver of any other breach or default or the waiver of any other application of any term, covenant or provision.

     9. Transferability. This Agreement is not transferable by the Consultant, since it requires the specific services of the Consultant, without the prior written approval of the Board of Directors and the President of the Company.

     10. Survival of Terms. Notwithstanding the termination of this Agreement for whatever reason, the provisions hereof shall survive such termination, unless the context requires otherwise.

     11. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument. Any signature by facsimile shall be valid and binding as if an original signature were delivered.

     12. Captions. The caption headings in this Agreement are for convenience of reference only, and are not intended, and shall not be construed, as having any substantive effect.

     13. Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Colorado applicable to agreements entered into and to be performed entirely therein. Any suit, action or proceeding with respect to this Agreement shall be brought exclusively in the state courts of the State of Colorado or in the federal courts of the United States, which are located in Denver, Colorado. The parties hereto hereby agree to submit to the jurisdiction and venue of such courts for the purposes hereof. Each party agrees that, to the extent permitted by law, the losing party in a suit, action or proceeding in connection herewith shall pay the prevailing party its or his reasonable attorney's fees incurred in connection therewith.

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     14. Entire Agreement/Modifications. This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings and agreements, whether oral or written, regarding the Consultant's retention by the Company. This Agreement shall not be altered or modified, except in writing, duly executed by the parties hereto.

     15. Warranty. The Company and the Consultant each hereby warrant and agree that each is free to enter into this Agreement, that the parties signing below are duly authorized and directed to execute this Agreement and that this Agreement is valid, binding and enforceable against the parties hereto. The parties further agree that they shall both use good faith efforts in their performance of the covenants, conditions and obligations stated herein and any failure to do so shall be a material breach of this Agreement.

     16. Severability. If any term, covenant or provision, or any part thereof, is found by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the same shall not affect the remainder of such term, covenant, provision, any other terms, covenants or provisions or any subsequent application of such term, covenant or provision, or portion thereof. In lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added, as part of this Agreement, a term, covenant or provision, as similar in terms to such invalid, illegal or unenforceable term, covenant or provision, or part thereof, as may be possible, and such similar term, covenant or provision shall be valid, legal and enforceable.

     IN WITNESS HEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first written above.

SAVOY CAPITAL INVESTMENTS, INC.



By: /s/ Floyd Wandler                        /s/ Andrew N. Peterie, Sr.
    ------------------------------           -----------------------------------
        Floyd Wandler, President                 Andrew N. Peterie, Sr.


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